EXHIBIT 10.2

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

by and between

EBT LIMITED PARTNERSHIP,

a Missouri limited partnership

(“Seller”)

and

STEADFAST ASSET HOLDINGS, INC.,

a California corporation

(“Buyer”)

i

	10.4	Closing Documents	20

11.	COSTS		20

12.	CASUALTY OR CONDEMNATION		20

13.	ATTORNEYS’ FEES		21

14.	ASSIGNMENT		21

15.	WAIVER		21

16.	GOVERNING LAW		21

17.	NOTICES		21

18.	ENTIRE AGREEMENT		22

19.	COUNTERPARTS; COPIES		22

20.	AUTHORITY		22

21.	RECORD ACCESS AND RETENTION		22

22.	CONTRACT CONSIDERATION		23

23.	JURY TRIAL WAIVER		23

24.	COUNSEL		23

25.	EQUAL PARTICIPATION		24

EXHIBITS

Exhibit “A”	Real Property Description

Exhibit “B”	Personal Property Description

Exhibit “C”	Due Diligence Documents

Exhibit “D”	Form of Deed

Exhibit “E”	Form of General Assignment

Exhibit “F”	Form of Bill of Sale

Exhibit “G”	Form of Non-Foreign Certificate

Exhibit “H”	Form of Tenant Notice

Exhibit “I”	Form of Parking Lease

SCHEDULES

Schedule 1	Leases

Schedule 2	Contracts

Schedule 3	Approvals

ii

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 25th day of October, 2011 (the “Execution Date”), by and between EBT LIMITED PARTNERSHIP, a Missouri limited partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:

RECITALS:

A. Seller is the fee owner of that certain land improved with a multifamily residential project commonly known as EBT Lofts, consisting of 102 units situated thereon, located at 1601 Walnut, Kansas City, Missouri 64105 and more particularly described in Exhibit “A” attached hereto, together with all structures, improvements, machinery, fixtures and equipment affixed or attached to the land (collectively referred to herein as the “Real Property”).

B. Seller desires to sell the Real Property, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such Real Property and related personal and intangible property from Seller in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:

1. PURCHASE AND SALE.

1.1 Property. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):

1.1.1 The Real Property;

1.1.2 All easements, licenses, interests, rights, privileges, tenements, hereditaments and appurtenances on or in anywise appertaining to the Real Property;

1.1.3 All equipment, tools, machinery, materials, furniture, furnishings, supplies and other tangible personal property owned by Seller and located on or used in connection with or arising out of the ownership, management or operation of the Real Property as of the Execution Date, as more particularly described in Exhibit “B” attached hereto (collectively, “Personal Property”);

1.1.4 All leases and occupancy agreements relating to the Property in effect on the Date of Closing (as hereinafter defined), including all amendments thereto (collectively, “Leases”) (the Leases in effect on the Execution Date are identified on Schedule 1 attached hereto);

1.1.5 Subject to Section 6.6 below, all service, maintenance, supply or other contracts relating to the operation of the Property in effect as of the Execution Date (including without limitation all warranties and license agreements), which are identified on Schedule 2 attached hereto (collectively, “Contracts”);

1.1.6 All approvals, plans, specifications, studies and surveys relating to the Property, which are identified on Schedule 3 attached hereto (collectively, “Approvals”); and

1.1.7 All entitlements and intangible personal property in connection with or arising out of the ownership of the Real Property, including, without limitation, all licenses, permits and certificates of occupancy for the Real Property and trade names and logos (the “Intangible Property”).

1.1.8 That certain bridge structure (the “Bridge”) attached to the Real Property connecting the improvements on the Real Property to adjacent building located on the adjacent real property (the “Adjacent Property”).

1.2 No Warranty. Subject to the representations, warranties and covenants of Seller set forth in this Agreement, Seller is selling and Buyer is purchasing the Property “AS IS WHERE IS” with all faults.

2. PURCHASE PRICE. The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be EIGHT MILLION AND FIVE HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($8,575,000.00), payable all in cash.

3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

3.1 Deposit. As part of the Opening of Escrow (as defined below), Buyer shall deliver to Chicago Title Company (“Escrow Holder”), which has an address of 4041 MacArthur Blvd # 490, Newport Beach, CA 92660, Attn. Rick Fortunato (“Escrow Holder”), the sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) (“Initial Deposit”) in immediately available funds as a good faith deposit. The Initial Deposit, the Extension Deposit (as hereinafter defined), and all interest earned on any of the foregoing, shall be collectively referred to in this Agreement as the “Deposit”. Escrow Holder shall place the Deposit in one or more government insured interest-bearing accounts satisfactory to Seller and Buyer (which shall have no penalty for early withdrawal), and shall not commingle the Deposit with any funds of Escrow Holder or any other person or entity. All interest earned on the Deposit shall be included within the meaning of the term “Deposit” in this Agreement. The Buyer shall be responsible for any and all taxes due and owing with respect to the interest accruing on the Deposit. If Closing occurs in accordance with this Agreement, the Deposit shall be applied against the Purchase Price. The Deposit shall be returned to Buyer within one (1) business day if (y) Buyer elects to terminate this Agreement in accordance with Section 6.5 below or (z) Closing fails to occur due to (i) Seller’s breach of this Agreement, or (ii) a casualty or condemnation event as described in Section 12 below occurs. In the event of a termination of this Agreement by either Seller or Buyer for any reason other than pursuant to Section 6.5, Escrow Holder is authorized to deliver the Deposit to the party hereto entitled to same pursuant

2

to the terms hereof on or before the tenth business day following receipt by Escrow Holder and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Holder that it disputes the right of the other party to receive the Deposit. In such event, Escrow Holder may interplead the Deposit into a court of competent jurisdiction in the county in which the Deposit has been deposited. All attorneys’ fees and costs and Escrow Holder’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Deposit, or if the Deposit is distributed in part to both parties, then in the inverse proportion of such distribution.

3.2 Remainder of Purchase Price. On or before the Closing Date, Buyer shall deposit into Escrow (as defined below) immediately available funds in an amount which, when added to the Deposit, will equal the Purchase Price plus any additional amounts necessary to cover costs and/or prorations under this Agreement.

3.3 Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT IS TERMINATED BY SELLER BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT (AFTER WRITTEN NOTICE AND A REASONABLE OPPORTUNITY TO CURE), THE DEPOSIT SHALL BE PAID TO SELLER AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE EXECUTION DATE, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY.

SELLER’S INITIALS: ________                    BUYER’S INITIALS: ________

3.4 Specific Performance. If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Buyer to perform hereunder, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) business day after written notice thereof from Buyer or the Closing Date (Buyer hereby agreeing to give such written notice to Seller within one (1) business day after Buyer first learns of any such default or breach by Seller, except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Buyer may elect to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Deposit and any and all costs incurred to date, (b) enforce specific performance to consummate the sale of the Property hereunder, (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price, or (d) exercise any other remedies at law or in equity. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement under subsection (a) hereof if Buyer fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit

3

asserting such claim or cause of action in the county in which the Property is located within ninety (90) days following the scheduled Closing Date. Buyer’s remedies shall be limited to those described in this Section 3.4 and Section 13. If, however, the equitable remedy of specific performance is not available, Buyer may seek any other right or remedy available at law or in equity; provided, however, that in no event shall Seller’s liability exceed the lesser of (1) $250,000 or (2) the actual reasonable out-of-pocket expenses incurred by Buyer and paid (A) to Buyer’s attorneys in connection with the negotiation of this Agreement and (B) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Section 6 or any potential financing.

4. ESCROW INSTRUCTIONS.

4.1 Opening of Escrow; Effective Date. Within three (3) business days after the mutual execution of this Agreement by Seller and Buyer, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof. This Agreement shall be deposited in the Escrow and the provisions hereof shall constitute joint primary escrow instructions to Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by Escrow Holder not inconsistent with the provisions hereof. The date as of which Escrow Holder shall have received (i) the Initial Deposit, which shall occur not later than five (5) business days after the Effective Date, and (ii) executed counterparts of this Agreement from both Seller and Buyer shall constitute the “Opening of Escrow.” Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 17 of this Agreement. For purposes of this Agreement “Effective Date” shall mean the date on which the Environmental Remediation (as defined below) has been completed to the satisfaction of Buyer and Buyer’s lender.

4.2 Conditions to Close. Closing (as hereinafter defined) shall not occur unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:

4.2.1 All contingencies described in Section 6 below have either been satisfied or waived in writing by Buyer within the time frame specified in Section 6.

4.2.2 All funds and instruments described in Sections 3 and 10 have been delivered to Escrow Holder and Seller and Buyer have approved, executed and delivered a settlement statement reflecting the Purchase Price, all prorations, and all closing costs as required under this Agreement (the “Settlement Statement”).

4.2.3 Seller shall have caused the title department of Escrow Holder to have irrevocably committed to Buyer in writing to issue an ALTA extended owner’s policy of title insurance, in form and content acceptable to Buyer in its sole and absolute discretion, insuring Buyer’s fee simple title to the Real Property in an amount equal to the Purchase Price subject only to the Permitted Exceptions (as hereafter defined).

4.2.4 Seller and Buyer shall each have executed and delivered the documents required under Section 10.1(a) and 10.1(b), as applicable, and Seller and Buyer shall each have executed and delivered that certain Parking License Agreement to be dated as of the Date of Closing in the form attached hereto as Exhibit “I” (the “Parking Lease”).

4

4.2.5 Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.

4.2.6 Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Execution Date, the Effective Date and as of the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date.

4.2.7 There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.

4.2.8 Buyer shall have received reasonably acceptable evidence that the City of Kansas City has acknowledged that Buyer shall have no obligation under the 353 Agreement or the related Redevelopment Plan to provide any parking spaces in respect of or otherwise for the Property.

4.3 Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 4.2 above, Escrow Holder shall transfer the Property as follows:

4.3.1 Cause the Deed (as such term is hereinafter defined) to be recorded with the Recorder’s Office of Jackson County, Missouri;

4.3.2 Deliver to the parties entitled thereto the other Closing Documents (as hereinafter defined); and

4.3.3 Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property (subject to applicable prorations) to Seller or, for closing costs, to the party entitled thereto, all as set forth in the Settlement Statement.

5. CLOSING

5.1 Generally. Unless this Agreement is earlier terminated by its terms hereunder, Escrow shall close upon the recordation of the Deed in accordance with the provisions of this Agreement (“Date of Closing”, “Closing Date” or “Closing”). The Closing shall occur no later than the date that is sixty (60) days after the Opening of Escrow (“Initial Scheduled Closing Date”) at the office of Escrow Holder (or such other location as may be mutually agreed upon by Seller and Buyer), unless otherwise extended (i) by operation of Sections 6.2, 12 or 21.2 below, (ii) by Buyer pursuant to Section 5.2 below, or (iii) by written agreement between Buyer and Seller.

5

5.2 Extension Option. Notwithstanding Section 5.1 above, Buyer shall have the option (“Extension Option”) to extend the Initial Scheduled Closing Date for an additional thirty (30) days (“Rescheduled Closing Date”), in Buyer’s sole and absolute discretion, by providing written notice to Seller of such election prior to the Initial Scheduled Closing Date and depositing, with Escrow Holder an additional sum of FIFTY THOUSAND and 00/100 DOLLARS ($50,000.00) (“Extension Deposit”) in immediately available funds.

6. BUYER’S REVIEW.

6.1 Delivery of Documents. Within three (3) business days after the Effective Date, Seller shall, at the sole expense of Seller, deliver to Buyer all documents pertaining to the Property that have been prepared by, for or at the request of Seller or are in the possession of or available to Seller, including, without limitation, (i) the documents listed on Exhibit “C” attached hereto; (ii) copies of the Leases, Contracts and Approvals; (iii) copies of all architectural, engineering and other drawings, plans and specifications for the buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property; (iv) copies of all reports, studies, investigations, appraisals and other materials concerning the design, construction, condition or status of the Real Property or any of the buildings, structures, improvements, machinery, fixtures or equipment included in the Real Property, or any system, element or component thereof, or any past or present Release (as hereinafter defined) or threatened Release of any Hazardous Substances (as hereinafter defined) in, on, under or within the Real Property or any other real property in the vicinity of the Real Property, or the compliance of the Real Property with Environmental Laws (as hereinafter defined); and (v) copies of all environmental impact reports, negative declarations, environmental impact certifications, and zoning, land use or development agreements relating to the Real Property (collectively, the “Seller Deliveries”). Seller hereby acknowledges and agrees that the following in the possession of or available to Seller as will be provided as required in the previous sentence: monthly operating statements (year-to-date and 3-year historical); year-end financial statements, audited if available (past 3 years); and general ledger (year-to-date and 3-year historical).

As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

6

6.2 Access. Commencing upon the Execution Date, Seller shall allow (or cause to be allowed) Buyer or Buyer’s agents or representatives access to the Property for purposes of any non-intrusive physical or environmental test, study or inspection of the Property and, to the extent copies are not provided to Buyer by Seller, review and copying of Seller’s books and records relating to the Property and any of the documents described in Section 6.1 above, and other matters necessary in the discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof. Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller’s consent as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld, conditioned or delayed. Seller hereby acknowledges and agrees that Buyer or Buyer’s representatives may communicate with any governmental authority for the sole purpose of gathering information in connection with the Property or the Seller, or the transaction contemplated by this Agreement.

6.3 Title and Survey. Within three (3) business days after the Effective Date, Seller shall cause Escrow Holder to issue to Buyer a current commitment for an owner’s policy of title insurance in the amount of the Purchase Price on an ALTA 2006 form (“Title Commitment”) together with copies of all documents of record reflected therein as exceptions to title at Seller’s sole cost and expense (as provided in Section 11 below). Buyer shall have thirty (30) days following its receipt of the Title Commitment (“Title Objection Period”) in which to notify Seller in writing of any objections Buyer has, in Buyer’s sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”). All objections raised by Buyer in the manner herein provided are hereafter called “Objections.” Seller shall make reasonable efforts to remedy or remove all Objections (or agree irrevocably in writing to remedy or remove all such Objections at or prior to Closing) within fifteen (15) days following Seller’s receipt of the Title Objection Notice (“Seller’s Cure Period”). In the event Seller is unable to remedy or cause the removal of any Objections (or agree irrevocably to do so at or prior to Closing) within Seller’s Cure Period, then Buyer, within ten (10) days after the expiration of Seller’s Cure Period, shall deliver to Seller written notice electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (i) above. Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period or Seller’s Cure Period, as applicable, from a supplemental title report, survey or other source which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”) shall be subject to the same procedure provided in this Section 6.3 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that the Buyer’s Title Objection Period and Seller’s Cure Period for any New Title Matters shall be five (5) business days each. Closing shall be delayed as needed to accommodate such additional time periods. Seller shall have no obligation to cure title objections except financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens. Seller further agrees to remove any exceptions or encumbrances to title which

7

are voluntarily created by, under or through Seller after the Execution Date without Buyer’s consent. The term “Permitted Exceptions” shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment to which Buyer has not raised an Objection as provided herein or has subsequently waived such Objection in writing and that Seller is not required to remove as provided above; items shown on the Survey which have not been removed as of the end of the Due Diligence Period; real estate taxes not yet due and payable; and rights of tenants (as tenants only) under the Leases.

6.3.1 Within three (3) business days after the Effective Date, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller’s possession or control. Buyer, at its sole cost and expense, may elect to obtain a new survey or revise, modify, or re-certify an existing survey of the Property as necessary in order for the title department of Escrow Holder to delete the survey exception from title or to otherwise satisfy Buyer’s objectives.

6.4 Buyer’s Due Diligence. Subject to Section 21.2 below, Buyer shall have thirty (30) days from and after Buyer’s receipt of the documents described in Section 6.1 above (“Due Diligence Period”) to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning and operating the Property. If, during the Due Diligence Period, Buyer determines that the Property is not acceptable for any reason whatsoever in Buyer’s sole and absolute discretion, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement. Buyer agrees to indemnify and hold Seller harmless and defend Seller from and against any claims, liabilities, liens, cause of action, expenses, costs, or damages (including reasonable attorneys’ fees and personal injury claims) resulting from the inspection of the Property prior to the Closing Date by Buyer or Buyer’s contractors, employees, representatives, or agents; provided, however, that Buyer shall not be responsible for any losses or expenses resulting from the discovery of adverse information regarding the Property. In the event this Agreement is terminated for any reason, Buyer shall restore the Property to the extent of any physical change or damage made as a result of the conduct of any inspection or investigation of the Property by Buyer or Buyer’s agents, representatives or contractors to substantially the same condition that existed immediately prior to Buyer’s inspection and investigation. Any provision to the contrary herein notwithstanding, the provisions of the previous two sentences shall survive termination of this Agreement for any reason for a period of twelve (12) months and control over any provisions to the contrary herein.

6.5 Buyer’s Termination Right. If Buyer exercises the right to terminate this Agreement in accordance with Sections 6.3 or 6.4 hereof, this Agreement shall terminate as of the date the termination notice is given by Buyer (except as to such matters that are expressly specified to survive the termination of this Agreement), and Escrow Holder shall return the Deposit to Buyer If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 6.3 or Section 6.4 hereof, this Agreement shall continue in full force and effect and the Deposit shall become non-refundable except as provided in Section 3.1 above.

6.6 Contracts. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the Contracts Buyer elects to assume at Closing, in Buyer’s sole and absolute discretion. Seller shall notify the vendors under those Contract(s) which Buyer has not agreed to assume and, provided that Closing occurs hereunder, such Contracts shall terminate effective as of the Date of Closing.

8

7. REPRESENTATIONS AND WARRANTIES.

7.1 Seller’s Representations and Warranties. The representations and warranties of Seller in this Section 7.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property without such representations and warranties and covenants of Seller. Such representations, warranties shall survive the Closing for one (1) year. Seller represents and warrants to Buyer as of the Execution Date, as of the Effective Date and as of the Closing Date as follows:

7.1.1 Seller is a limited partnership duly incorporated and organized and validly existing and in good standing under the laws of the State of Missouri. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Agreement. At Closing, Seller will cause good and indefeasible title to the Real Property to be conveyed to Buyer, subject only to the Permitted Exceptions.

7.1.2 All of the Personal Property is described in Exhibit “B” attached hereto, which is a materially accurate and materially complete list of all tangible and intangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property. All of the Personal Property is located at the Real Property. Seller has and can convey good title to the Personal Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

7.1.3 All of the Leases are described in Schedule 1 attached hereto, and there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases. All of the Contracts are described in Schedule 2 attached hereto, which is an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. All of the Approvals are described in Schedule 3 attached hereto, which is an accurate and complete list of all presently effective building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Real Property. Except for the liens granted to Lenders (as hereinafter defined), which Seller shall cause to be removed from title at or before Closing pursuant to subsection 7.1.14 below, Seller has and can convey good title to the Leases, the Contracts and the Approvals, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever. To the best of Seller’s actual knowledge, all of the copies of the documents delivered to Buyer pursuant to Section 6.1 hereof are accurate and complete copies of all originals of the documents described in Section 6.1 hereof and fairly and accurately represent the financial, physical and environmental condition of the Property.

9

7.1.4 All information concerning the Leases is accurate and complete. Except as disclosed to Buyer, to the best of Seller’s actual knowledge, the Leases are in full force and effect and the full current rent is accruing thereunder. The Leases have not been amended or modified except as disclosed in writing to Buyer. No monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Lease) and no security deposit or prepaid rent has been paid except as otherwise disclosed in writing to Buyer. No tenant under the Leases is entitled to interest on any security deposit. The tenants have accepted possession of their respective premises under the Leases and all improvements and construction required to be performed by the landlord under the Leases have been completed. Except as disclosed to Buyer, to the best of Seller’s actual knowledge, there is no existing breach or default by the landlord or by any tenant under the Leases and, to the best of Seller’s actual knowledge, the tenants have no defenses, claims or demands against the landlord, under the Leases or otherwise, which can be offset against rents or other charges due or to become due under the Leases. To the best of Seller’s actual knowledge, no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord or by any tenant under the Leases. To the best of Seller’s actual knowledge, Seller has received no notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases. To the best of Seller’s actual knowledge, no money is owed to any tenant for improvements or otherwise under the Leases and no improvement, moving, relocation or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases. There are no leasing commissions or other commissions, fees or compensation presently owed or which will become due and payable with respect to any of the Leases or which could become due and payable in the future upon the exercise of any right or option contained in any of the Leases. Except for liens granted to Lenders, which Seller shall cause to be removed from title at or before Closing pursuant to subsection 7.1.14 below, Seller has not assigned, transferred, pledged or encumbered in any manner any of the Leases or any rents or other amount payable by any tenant thereunder.

7.1.5 To the best of Seller’s actual knowledge, there are no defects or deficiencies in the design, construction, fabrication, manufacture or installation of the Real Property or any part thereof or any system, element or component thereof. To the best of Seller’s actual knowledge, all systems, elements and components of the Property (including all machinery, fixtures and equipment, the roof, foundation and structural elements, and the elevator, mechanical, electrical and life safety systems) are in good working order and repair and sound operating condition. Seller has received no notice of any kind from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Real Property or any part thereof. To the best of Seller’s actual knowledge, the Approvals have been duly and validly issued, are in full force and effect, and are all of the certificates, permits, licenses and approvals that are required by law to own, operate, use and occupy the Real Property as it is presently owned, operated, used and occupied. Seller has fully performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Approvals.

10

7.1.6 Seller has received no notice of any kind from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Real Property or any part thereof. Seller has not received any notice that the Real Property is in violation of any applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances or any covenants, conditions and restrictions applicable to the Real Property.

7.1.7 To the best of Seller’s actual knowledge, there are no Hazardous Substances present in, on or under the Real Property or any nearby real property which could migrate to the Real Property, to the best of Seller’s actual knowledge, there is no present Release or threatened Release of any Hazardous Substances in, on or under the Real Property in violation of applicable laws. Seller has never used the Real Property or any part thereof, and has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances in violation of applicable laws. To the best of Seller’s actual knowledge, no underground storage tanks of any kind are located in the Real Property. To the best of Seller’s actual knowledge, the Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply with all applicable Environmental Laws, and neither Seller nor any person using or occupying the Real Property or any part thereof is violating any Environmental Laws. To the best of Seller’s actual knowledge, Seller has all permits, licenses and approvals (which are included in the Approvals) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property. To the best of Seller’s actual knowledge, Seller is in full compliance with all such permits, licenses and approvals, and o the best of Seller’s actual knowledge, all such permits, licenses and approvals are in full force and effect. No claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property has been made or commenced, or is pending, or to the best of Seller’s actual knowledge, is being threatened or contemplated by any person.

7.1.8 There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or to the best of Seller’s actual knowledge, threatened or being contemplated against or involving Seller relating to the Real Property or any part thereof and, to the best of Seller’s actual knowledge, there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation. To the best of Seller’s actual knowledge, there is no general plan, land use or zoning action or proceeding of any kind, or general or special assessment action or proceeding of any kind, or condemnation or eminent domain action or proceeding of any kind pending or threatened or being contemplated with respect to the Real Property or any part thereof. There is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. To the best of Seller’s actual knowledge, no supplemental real property taxes have been or will be levied against or assessed with respect to the Real Property or any part thereof based on any change in ownership or new construction or other event or occurrence relating to the Real Property before the Effective Date, except any such supplemental real property taxes as have been paid in full and discharged.

11

7.1.9 To the best of Seller’s actual knowledge, all water, sewer, gas, electric, steam, telephone and drainage facilities and all other utilities required by law or reasonably necessary or proper and usual for the full operation, use and occupancy of the Real Property are installed to the boundary lines of the Real Property, are connected with valid permits, if required, and are adequate to service the Real Property and to allow full compliance with all applicable laws, and the cost of installation and connection of all such utilities to the Property has been fully paid.

7.1.10 Seller is not “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

7.1.11 No withholding of tax or reporting (except for filing appropriate final property and transfer tax returns at the respective taxing authorities to be paid on the Closing Date, and customary income tax filings) will be required with respect to the sale of the Property by Seller.

7.1.12 Seller has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.

7.1.13 Except for Marcus & Millichap, Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.

7.1.14 Seller has no reason to believe that any lender with a lien affecting the Property will not fully and unconditionally release and/or reconvey, as applicable, such lien at the Closing, and, to the best of Seller’s actual knowledge, there is no default under any financing secured by a lien on the Property that will adversely affect Seller’s ability to convey the Property to Buyer free and clear of such lien at the Closing.

7.1.15 The transaction contemplated by this Agreement (and any underlying obligations contemplated by this Agreement) does not and shall not constitute a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974 (“ERISA”) or a comparable violation of state law.

7.1.16 Seller is not any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control

12

(herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).

7.1.17 To the best of Seller’s actual knowledge, Seller has used commercially reasonable efforts to disclose to Buyer, in writing (which disclosure may be by delivery of the Seller Deliveries), all material information, knowledge and findings relating to the Property and its operations in Seller’s possession or control.

7.1.18 To the best of Seller’s actual knowledge, no default exists under the 353 Agreement (as hereinafter defined) or under that certain Declaration of Restriction filed against the Property in the Jackson County, Missouri Recorder of Deeds’ Office as Document 2000K0065821 (the “Bridge Declaration”).

7.2 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:

7.2.1 Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California.

7.2.2 Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms.

7.2.3 Except for Marcus & Millichap, Buyer has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the purchase of the Property or this Agreement.

8. COVENANTS.

8.1 Seller. Seller covenants and agrees with Buyer as follows:

8.1.1 Between the Execution Date and the Closing Date, Seller shall not execute any additional lease affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Approvals in any respect without the prior approval of Buyer, which approval may not be unreasonably withheld by Buyer; provided, however, that any Leases which are either executed or renewed on a month-to-month basis (or annual basis solely with respect to residential Leases) and which are consistent with the current leasing practices of Seller, including, without limitation, current rental rates, shall be deemed to be automatically approved by Buyer, and provided further that any Contracts that are not terminable upon no more than thirty (30) days notice may be disapproved by Buyer in its sole and absolute discretion. Further, Buyer shall be deemed to have approved a proposed Lease if Buyer has not made an objection to such contract within two (2) business days of a receipt of a request for approval. Further, Seller, in emergency situations or in situations that are critical to

13

the operation of the Property, may enter into Contracts for goods and services without the approval of Buyer, provided that such Contracts must be terminable upon no more than thirty (30) days notice without payment of any penalty or fee. Between the Execution Date and the Closing Date, Seller shall not consent to any assignment or sublease requested by any tenant under any of the Leases without the prior approval of Buyer, which approval shall not be unreasonably withheld or delayed. Between the Execution Date and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with Seller’s existing practices (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Real Property in effect as of the Execution Date), comply with the Approvals and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property or the Personal Property, keep the Leases, the Contracts and the Approvals in force, immediately give Buyer copies of all notices received by Seller asserting any breach or default under the Leases or the Contracts or any violation of the Approvals or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and perform when due all of Seller’s obligations under the Leases, the Contracts and the Approvals in accordance with the Leases, the Contracts and the Approvals and all applicable laws. Seller shall not (i) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (ii) initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; (iii) fail to pay when due and payable all taxes and other public charges assessed against the Real Property or Seller; (iv) fail to keep current and free from default any and all secured financing against the Real Property; or (v) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property. Between the Execution Date and the Closing Date, Seller shall keep in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property insuring against all risks of physical loss or damage, subject to standard exclusions, in an amount equal to the actual replacement cost (without deduction for depreciation) of such buildings, structures, improvements, machinery, fixtures and equipment.

8.1.2 Between the Execution Date and the Closing Date, Seller shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in violation of applicable laws in, on or under the Real Property, or use the Real Property for any such purposes, or Release any Hazardous Substances in violation of applicable laws, into any air, soil, surface water or groundwater comprising the Real Property, or permit any person using or occupying the Real Property or any part thereof to do any of the foregoing. Between the Execution Date and the Closing Date, Seller shall comply, and shall cause all persons using or occupying the Real Property or any part thereof to comply, with all Environmental Laws applicable to the Real Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Between the Execution Date and the Closing Date, Seller shall duly obtain all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, comply fully with all such permits, licenses and approvals, and keep all such permits, licenses and approvals in full force and effect. Immediately after Seller obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby

14

real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property. In the event that Buyer’s environmental consultant recommends a Phase II Environmental Site Assessment or any other report and/or inspection, and such Phase II, report and/or inspection indicates the presence of any Hazardous Substances in violation of Environmental Laws, Seller shall perform (or cause to performed) such remediation as may be necessary, in the good faith judgment of Buyer, such consultant, and Buyer’s lender to fully and completely comply with all Environmental Laws to the reasonable satisfaction of Buyer and Buyer’s lender, and thereupon upon such “closure letter” or other evidence of compliance with all Environmental Laws as may be available (collectively, the “Environmental Remediation”). Promptly after receipt of any such Phase II, report and/or inspection that indicates the presence of any Hazardous Substances in violation of Environmental Laws, Seller shall obtain at lease two (2) estimates of the cost and timeframe to complete remediation of any Hazardous Materials (the “Estimates”), and, notwithstanding the previous sentence, if such Estimates are more than $50,000 and 90 days (or such longer period as may be designated by Buyer, in its sole discretion), respectively, Seller shall be permitted to terminate this Agreement provided written notice of termination is given within ten (10) days after Seller’s receipt of the Estimates. If such Estimates are for less than $50,000 and 90 days (or such longer period as may be designated by Buyer, in its sole discretion), then Seller shall promptly commence the Environmental Remediation and diligently pursue completion thereof and complete the Environmental Remediation within the period provided in the Estimates; it being understood and agreed that Seller’s failure to do so shall be a material default under the terms of this Agreement, and shall give Buyer the right to terminate this Agreement by giving Seller written of such election prior and recover from Seller and any and all costs incurred by Buyer through the date of such termination and take any and all action at law or in equity to recover such costs, including without limitation the filing of a lis pendens.

8.1.3 Seller shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Seller in Section 7.1 hereof to be true and correct on and as of the Closing Date.

8.1.4 Seller shall promptly notify Buyer in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property which is instituted after the Execution Date.

8.1.5 Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, (i) that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 7.1 hereof was untrue or incorrect in any material respect when made or that may be caused by any breach by Seller of any such

15

representation or warranty, (ii) arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, the Contracts or the Approvals before the Closing Date, or any breach, default or violation by Seller (or any event by Seller or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Seller) under the Leases, the Contracts or the Approvals that occurs before the Closing Date, or any condition, event or circumstance relating to the Real Property that existed or occurred before the Closing Date, or any personal injury or property damage occurring in, on or about the Real Property before the Closing Date, and (iii) arising from, relating to or connected with any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property that exists or occurs, or the onset of which exists or occurs, before the Closing Date, including, without limitation, all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, cleanup, restoration and remedial work, penalties and fines, attorneys’ fees and disbursements, and other response costs.

8.1.6 Between the Execution Date and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Real Property, the Leases, the Personal Property, the Contracts or the Approvals, or any part thereof or interest therein.

8.1.7 Seller shall pay all commissions, fees and expenses due to Marcus & Millichap, in respect of the sale of the Property to Buyer or this Agreement. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby. The indemnification obligations of Seller set forth in this Section 8.1.6 shall survive the Closing or the termination of this Agreement for any reason for a period of twelve (12) months.

8.1.8 In the event that Buyer intends to cause the Property to benefit from the tax abatement provisions set forth in that certain 353 Contract between Old Town Redevelopment Corporation (the “Redevelopment Corporation”) and the City of Kansas City, Missouri dated February 2, 2000, (the “353 Agreement”) at Closing, Buyer, the Redevelopment Corporation and Seller shall enter into an assignment and assumption agreement (subject to terms and conditions acceptable to Buyer and to the extent required by Section 20 of the 353 Agreement), whereby Buyer agrees to be bound by the terms and provisions of the 353 Agreement solely as it relates to the Property and without any legal obligation under the 353 Agreement or otherwise to provide any parking for the Property. Additionally, Seller shall use commercially reasonable efforts to cause the City of Kansas City to execute and deliver on or prior to the Closing Date an estoppel certificate or such other documentation reasonably acceptable to Buyer containing such information as Buyer may reasonably request, including without limitation that no defaults currently exist under the 353 Agreement, that the 353 Assignment (as hereinafter defined) will obligate Buyer only as to the Property and not any other property subject to the 353 Agreement, that the limitation on earnings imposed on Buyer (because Buyer is not an urban redevelopment corporation or life insurance company operating as an urban redevelopment corporation) under the 353 Agreement and/or any related redevelopment plan is void, and that Buyer shall have no obligation under the 353 Agreement or the related Redevelopment Plan to provide any parking spaces in respect of or otherwise for the Property.

16

8.1.9 Seller shall use commercially reasonable efforts to cause the party to the Bridge Declaration to execute and deliver on or prior to the Closing Date an estoppel certificate containing such information as Buyer may reasonably request, including without limitation that no defaults currently exist under the Bridge Declaration.

8.1.10 Within 120 days of Closing, Seller shall use commercially reasonable efforts to cause that certain Amenities and Use Agreement dated April 28, 2000 by and between Seller and Campbell Paint, L.P. to be released of record.

8.2 Buyer. Buyer covenants and agrees with Seller as follows:

8.2.1 All representations and warranties made by Buyer in Section 7.2 hereof shall survive the Closing. Buyer shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in Section 7.2 hereof to be true and correct on and as of the Closing Date. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 7.2 hereof was untrue or incorrect in any material respect when made or that may be caused by any breach by Buyer of any such representation or warranty.

8.2.2 Subject to Seller’s representations, warranties and covenants set forth in Section 7.1 above, Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Leases or the Contracts arising or accruing on or after the Closing Date and during Buyer’s ownership of the Property or any breach, default or violation by Buyer (or any event by Buyer or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Buyer) under the Leases or the Contracts that occurs on or after the Closing Date and during Buyer’s ownership of the Property.

8.2.3 Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Buyer other than Marcus & Millichap in connection with this Agreement or the consummation of the transaction contemplated hereby. The indemnification obligations of Buyer set forth in this Section 8.2.3 shall survive the Closing or the termination of this Agreement for any reason for a period of twelve (12) months.

8.2.4 Buyer agrees that Buyer will be bound by the Bridge Declaration from and after the Closing Date (for so long as Buyer owns the Property).

17

9. ADJUSTMENTS AND PRORATIONS.

9.1 Generally. All taxes, including, without limitation, real estate taxes and personal property taxes, collected rents, laundry income, parking income, furniture rental, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be prorated to the Date of Closing. If the amount of said taxes, assessments, or rents is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. The foregoing provisions of this Section 9.1 shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Property, as landlord, under their leases. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer.

9.2 Rental Income. Rental income from the Property shall be prorated as of the Closing Date. Non-delinquent rents shall be prorated to the Closing Date. Rents delinquent as of the Closing Date, but collected later, shall be prorated as of the Closing Date when collected. Rents collected after the Closing Date from tenants whose rental was delinquent at the Closing Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent at the Closing Date. Rents collected after the Closing Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Closing Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Closing Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s operation of the Property. With respect to security deposits, if any, made by tenants at the Property, Buyer shall receive credit therefor at Closing. Any leasing commissions with respect to the Leases shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing.

9.3 Proration Period. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing Date are discovered subsequent to the Closing Date, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed.

9.4 Rent Ready. Not more than forty-eight (48) hours prior to the Closing Date, a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether any of such unoccupied rental units are in “rent ready” condition. With respect to any rental unit which is vacated on or before five (5) days prior to Closing, Seller shall, at Seller’s option, either (i) make such unoccupied rental unit into a “rent ready” condition, or (ii) provide Buyer with a credit against the Purchase Price due at Closing, which credit shall be equal to the amount (to be reasonably estimated by Buyer), if any, reasonably required to put said unoccupied rental units in

18

“rent-ready” condition, provided, however, that such credit shall not exceed One Thousand Dollars ($1,000.00) per unoccupied rental unit. With respect to any rental unit that is vacated later than five (5) days prior to Closing, Seller shall have no responsibility or liability to put such unoccupied rental unit into a “rent ready” condition, and Seller shall not have to compensate Buyer if such unit is not “rent ready” as of the Closing Date. “Rent ready” condition shall mean the Buyer’s current practice of placing units in “rent ready” condition.

10. CLOSING DOCUMENTS.

10.1 Seller’s Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Escrow Holder prior to Closing the following documents:

10.1.1 Deed. A warranty deed with respect to the Real Property, executed by Seller in the form of attached Exhibit “D” (the “Deed”), subject only to the Permitted Exceptions;

10.1.2 Assignment and Assumption of Leases, Contracts and Approvals. An assignment of all of Seller’s right, title and interest in and to the Leases, Contracts and Approvals in the form of attached Exhibit “E” (“General Assignment”);

10.1.3 Bill of Sale. A bill of sale in the form of attached Exhibit “F”, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to the Personal Property;

10.1.4 Non-Foreign Certificates. Certifications that Seller is not a non-resident aliens (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), each in the form of attached Exhibit “G”;

10.1.5 Tenant Notices. Notices to the tenants under all Leases of the occurrence of the sale of the Property in the form of attached Exhibit “H”;

10.1.6 Parking Lease. The Parking Lease in the form of attached Exhibit “I”;

10.1.7 353 Agreement Assignment. If requested by Buyer, an assignment of the tax abatement provisions of the 353 Redevelopment Agreement (the “353 Assignment”);

10.1.8 Estoppels. If obtainable by Seller using commercially reasonable efforts, the estoppel or other agreements described in Section 8.1.8 and Section 8.1.9 above;

10.1.9 Affidavit(s). An affidavit(s) as to construction, debts, liens and parties in possession in the form customarily used by Escrow Holder, certified to Buyer and Escrow Holder, identifying no construction, debts, liens or parties in possession (other than residential tenants disclosed to Buyer) that may affect the Property after the Closing Date; and

10.1.10 Possession. Sole possession of the Property, subject to rights of tenants in possession as tenants only under the Leases.

19

10.2 Buyer’s Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall execute and deliver to Escrow Holder prior to Closing the General Assignment, the 353 Assignment, and the Parking Lease.

10.3 Other Closing Documents. Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder may reasonably request, and such conveyancing or transfer tax forms or returns, if any, as are required to be delivered by Seller or Buyer under applicable state or local law in connection with the conveyance of the Real Property. Each party shall deliver any additional documents that the other party or Escrow Holder may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of such party or result in any new or additional obligation, covenant, representation or warranty of such party under this Agreement beyond those expressly set forth in this Agreement).

10.4 Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 10 shall hereinafter be referred to as “Closing Documents”.

11. COSTS. Seller shall pay all real estate transfer taxes and documentary stamps, the cost of the Title Commitment and any updates thereto, the cost of a standard ALTA Owner’s Policy of Title Insurance (the “Title Policy”), and the costs of any endorsements to the Title Policy to the extent that such endorsements are necessary to cure any Title Objections. Buyer shall pay the cost of any extended ALTA title insurance coverage, if desired, the cost of any endorsements to the title policy (if requested by Buyer) other than those necessary to cure any Title Objections, and the cost of any updated survey, if desired. Seller and Buyer shall each pay one-half (1/2) of (i) recording fees for the Deed, (ii) Escrow Holder’s escrow fee (excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services), and (iii) other closing costs. Each party shall pay its own attorney’s fees.

12. CASUALTY OR CONDEMNATION. During the period from the Opening of Escrow through Closing, all risk of loss from fire or other casualty or condemnation shall be borne by Seller. If, before the Closing Date, (i) the improvements on the Real Property are materially damaged by any casualty, as reasonably determined by Buyer, or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property, as reasonably determined by Buyer, Buyer shall have the right, by giving notice to Seller within sixty (60) days after Seller gives written notice of the casualty or condemnation to Buyer, to terminate this Agreement, in which event this Agreement shall automatically terminate and the Deposit shall be returned to Buyer. If, before the Closing Date, (a) the improvements on the Real Property are damaged by any casualty, but not in a material manner, (b) proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or (c) Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, one of the following shall occur, as applicable:

20

(1) the full repair and restoration cost, as mutually determined by Buyer and Seller, shall be a credit to Buyer against the total Purchase Price for the Property, or (2) the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer immediately after the occurrence of any damage to the improvements on the Real Property by any casualty or the commencement of any eminent domain proceedings. Buyer shall have a period of sixty (60) days after Seller has given the notice to Buyer required by this Section 12 to make the determination as to whether to terminate this Agreement. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 12 and the period of thirty (30) days described in this Section 12 has expired.

13. ATTORNEYS’ FEES. In any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.

14. ASSIGNMENT. Buyer shall have the right, by giving notice to Seller before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property at the Closing in accordance with this Agreement to any person or entity designated by Buyer in such notice.

15. WAIVER. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

16. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Missouri (without regard to the principles thereof governing conflicts of laws).

17. NOTICES. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

To Seller:	EBT Limited Partnership 410 West 8th Street Kansas City, Missouri 64105

With Copy To:	Sandra S. Watts, Esq. White Goss Bowers March Schulte & Weisenfels, a Professional Corporation 4510 Belleview, Suite 300 Kansas City, Missouri 64111 Fax No.: (816) 753-9201 Telephone: (816) 502-4730

21

To Buyer:	Steadfast Asset Holdings, Inc. 18100 Von Karman, Suite 500 Irvine, California 92612 Attn: Ana Marie del Rio, Esq. Fax No.: (949) 852-0143 Telephone No.: (949) 852-0700

With Copy To:	Katten Muchin Rosenman LLP 2900 K Street NW, North tower – Suite 200 Washington, DC 20007-5118 Attn: Virginia A. Davis Fax No.: (202) 339-8244 Telephone No.: (202) 625-3602

18. ENTIRE AGREEMENT. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.

19. COUNTERPARTS; COPIES. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

20. AUTHORITY. The individual(s) executing this Agreement on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement.

21. RECORD ACCESS AND RETENTION. Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year (provided, however, such audit shall not include an audit of management fees or interest expenses attributable to the Seller). Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably

22

request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s obligation to maintain its records for use under this Section 21.1 shall be an on-going condition to Buyer’s obligation to close Escrow. Seller shall maintain its records for use under this Section 21.1 for a period of not less than one (1) year after the Closing Date. The provisions of this Section shall survive Closing.

If Seller fails to make available to Buyer records or other information as required pursuant to Section 21.1 above within two (2) business days after Buyer’s request for the same, the Due Diligence Period shall be extended one (1) day for each day such records or other information is not made available to Buyer. If the Due Diligence Period is extended by virtue of the foregoing such that the Closing Date will occur less than ten (10) days after the expiration of the extended Due Diligence Period, the Closing Date shall be automatically extended to the date that is ten (10) days after the expiration of such extended Due Diligence Period. As provided above, Seller’s obligations under this Section 21 shall be ongoing through and after the Closing Date and shall constitute a condition to Closing for Buyer’s benefit until Close of Escrow.

22. CONTRACT CONSIDERATION. The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including, without limitation, Buyer’s obligation to deliver the Initial Deposit to Escrow Holder, constitute sufficient consideration for the other party’s execution, delivery and obligations under this Agreement, including without limitation, Buyer’s exclusive right to inspect and purchase the Property pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement.

23. JURY TRIAL WAIVER. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR BUYER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

24. COUNSEL. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH PARTY HAS BEEN AFFORDED THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL OF ITS CHOICE IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT AND HAS HAD AMPLE OPPORTUNITY TO READ, REVIEW, AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT.

23

25. EQUAL PARTICIPATION. SELLER AND BUYER HAVE PARTICIPATED EQUALLY IN THE PREPARATION OF THIS AGREEMENT, AND, THEREFORE, THIS AGREEMENT AND EACH PROVISION THEREOF SHALL NOT BE CONSTRUED IN FAVOR OF OR AGAINST ANY PARTY TO THIS AGREEMENT BY REASON OF ONE PARTY’S BEING DEEMED TO PREPARED THIS AGREEMENT OR IMPOSED SUCH PROVISION.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

24

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

SELLER:

EBT LIMITED PARTNERSHIP, a Missouri limited partnership

By:	Master Realty Properties, Inc. a Delaware corporation Its General Partner

	By:	/s/ John J. Bennett
John J. Bennett, President

BUYER: STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Its:	Vice President

25

THE UNDERSIGNED HEREBY ACCEPTS THE FOREGOING PURCHASE AND SALE AGREEMENT AS OF OCTOBER 26 2011, AND AGREES TO ACT AS ESCROW HOLDER IN ACCORDANCE THEREWITH. ESCROW TO BE GOVERNED UNDER CALIFORNIA LAW. SUBJECT TO CHICAGO TITLE COMPANY’S ESCROW INSTRUCTIONS.

CHICAGO TITLE COMPANY

By:	/s/ Lorri Beasley
Escrow Officer – Lorri Beasley

Escrow No. 118200278-M19

26

EXHIBIT “A”

Description of Property

LOTS H, I, J AND K, BLOCK 23, MCGEE’S ADDITION, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof.

EXHIBIT “A-2”

EXHIBIT “B”

Personal Property Description

Lobby–

Park bench

Four maroon leather chairs with table

Leasing office–

Leasing agent desk and chair-2 chairs in front of desk

Private office desk and chair-2 chairs in front of desk

Customer lounge table and two chairs/sofa table along wall

Clubroom–

Two Couches

4 round tables

16 chairs

2 high top tables

8 barstools

1 projection screen television

1 standard television

1 refrigerator

1 microwave

1 pool table and pool table accessories

Fitness Center–

Fitness equipment-

2 treadmills-Precor #C954

2 stair climbers-Precor #EFX 546

2 bikes-Precor #C846

CYBEX- 1 Arm curl, 1-Fly, 1-Prone leg curl, 1-Leg extension, 1-Lat pull down, 1-chest press

Free weights-10, 15, 20, 25, 35

1 standard television

2 Jacuzzi hot tubs-Large hot tub has bench in room, small hot tub has chair

EXHIBIT “B”

EXHIBIT “C”

Due Diligence Documents

CONSTRUCTION / REHABILITATION

1	Plans & Specifications
2	a. Most current civil, landscape, architectural, structural mechanical, electrical & fire protection plans
3	Construction contracts
4	Current capital improvements and schedule over past 3 years & Capital Budget for next 3 years
5	Warranties in effect (construction, roof, mechanical equipment, etc.)
6	Copies of all Licenses and Permits, including Business License (with expiration date & annual costs)
7	Certificate(s) of Occupancy
8	Tenant work in progress
9	Copies of all Governmental correspondence or notices pertaining to the property including but not limited to Building Code, Health Code, Zoning and Fire Code
10	Maintenance Records/work orders (for past 12 months)
Other

FINANCIAL

1	Monthly Operating Statements (YTD and 3-year historical)
2	Current Year Operating Budget
3	Agreements, bonds affecting property (if any)
4	City or County Development Agreements (if any)
5	Year-End Financial Statements, Audited if available (past 3 years)
6	Loan Documents (executed Notes, Deeds of Trust, etc.) – For loan assumptions only
7	Property Tax Bills (current and for past 3 years, including special assessments or districts and appeals) & Assessment
8	Tax Returns (past 3 years) – For company purchases only
9	Type of Accounting Software:
10	General Ledger – YTD and 3-year historical
11	Utility Bills (current & past 12 months)
12	Other

MANAGEMENT/LEASING/OPERATIONS

1	Current Monthly Rent Rolls (showing, square footage, monthly rent, deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), and such other information as Buyer may require)
2	Security Deposit/Resident Ledgers
3	Market Rent Survey (if available, comparison of subject w/other properties)
4	Occupancy History (past 3 years)
5	Leases for all tenants and all available tenant correspondence files (including amendments/letters/agreements)
6	Form of Lease (with all addendums)
7	Schedule of leases under negotiation or leases out for signature
8	Aged Delinquency Report (showing total rent outstanding) and status of all files placed for eviction or collection
9	Tenant contact sheet (name, address, phone number)
10	Copies of all operating & management service contracts, including but not limited to:
11	a. Laundry
12	b. Landscaping

EXHIBIT “C”

13	c. HVAC
14	d. Janitorial Services
15	e. Security
16	f. Equipment Leases (such as copier, etc.)
17	g. Trash
18	h. Pest Control
19	i. Pool
20	j. Cable/TV (if none, please indicate in writing)
21	k. Advertising
22	l. Fire Extinguisher
23	m. Apartment Furniture Rental
24	n. Alarm Monitoring
25	o. Elevator
26	p. Phone
27	q. Property Management Agreement; indicate whether entity is related party for disclosure purposes
28	r. Other:
29	Inventory of Personal Property and Supplies Inventory (on site)
30	Current Staff Information (employees, titles, hire dates, salary, unit information)
31	List of which utilities are paid by Resident & Owner
32	List of account numbers for any utility accounts
33	Schedule of meters and required deposits (gas, electric, telephone, water)
34	Current list of all vendors utilized at the property
35	Property Brochure
36	Certificates of insurance and copies of all insurance policies, including cost (last 3-yrs); insurance loss runs
37	Pending Litigation Information (if applicable)
38	O&M Manuals
39	Other

PHYSICAL ITEMS

1	Site Plan & Elevations
2	Unit Floor Plans (w/sq. footage)
3	Property Information (including number of pools, spas, dumpsters (with size), year built)
4	Property Photos (including aerial photos if available)
5	Model Units, if any (apt. #, bedrooms, rent loss)
6	Building (# of bldgs., storage units, laundry rooms)
7	Parking (carport, garages, or open spaces & number of each type)
8	Zoning Maps & Description (also any ordinances, amendments, CC&R’s, special use permits, etc.)
9	Certificates of Occupancy & Building Permits (include placed in service date per bldg. if applicable)
10	Flood Map & Designation
11	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
12	Other

THIRD PARTY REPORTS

1	All existing reports, including, (but not limited to):
2	a. Soils or Geotechnical Report
3	b. Phase I Environmental Report
4	c. Property Condition Report
5	d. Lead-Based Paint Report

EXHIBIT “C”

6	e. Mold Report
7	f. List of fire suppressions devices (system type, rating, location, etc.)
8	g. Asbestos Report
9	h. O & M Plan (if any)
10	i. Engineering study or inspection
11	j. Termite
12	k. Radon
13	l. Appraisal (if dated w/n 24 months)
14	m. Certified As-Built ALTA Survey
15	Other

TITLE AND OTHER

1	Title Insurance Commitment and all recorded documents referenced therein
2	Any zoning report or compliance letter

CAPITAL SOURCE – SPECIFIC INFORMATION: REIT

1	Property Services Questionnaire
2	Bank Reconciliations: YTD and Year-End for past 2 years
3	Trial Balance: Year-End for past 2 years and for the years then ended
4	Trial Balance as of 3/31/10 and for the 3-month period then ended
5	Cash Disbursement Journals: Monthly for current and previous years (cutoff selections for expense testing)
6	Invoices and/or related support for Cash Disbursement Journals selected by E&Y (to perform Cutoff Testing)
7	Signed Letter of Representation from Seller
8	Copy of 25 leases (as selected by E&Y) from the rent rolls provided
9	Copy of check/evidence of payment of property tax bills for all property tax expenses recorded in previous year
10	APN Number for the parcel(s) being purchased (to verify the completeness of the expense in #8 directly above)
11	Copy of invoices or service contract and evidence of payment (check copy or other) for 25 expenses selected by E&Y (utilities, cleaning, repairs and maintenance and G&A expense, etc.)
12	GL detail for the real estate balance sheet account for previous year and quarters of previous year. Provide invoices for a sample of capitalized costs (selections by TBD) in order to verify the completeness of repairs/maintenance expense.
13	Other

EXHIBIT “C”

EXHIBIT “D”

Form of Deed

[Above Space Reserved for Recorder of Deeds]

Document Title:	General Warranty Deed
Date of Document:	____________ _____, 2011
Grantor Name:	EBT Limited Partnership, a Missouri limited partnership
Grantee Name:	SIR EBT Lofts, LLC, a Delaware limited liability company
Statutory Address:	18100 Von Karman, Suite 500, Irvine, California 92612
Legal Description:	See Exhibit A
Reference Book and Page:	N/A

GENERAL WARRANTY DEED

WITNESSETH, that EBT Limited Partnership, a Missouri limited partnership (“Grantor”), whose mailing address is 410 W. 8th Street, Kansas City, Missouri 64105, for and in consideration of Ten Dollars ($10.00) and other consideration has granted, sold and conveyed and by these presents does grant, bargain, sell and convey to SIR EBT Lofts, LLC, a Delaware limited liability company (“Grantee”), whose mailing address is 18100 Von Karman, Suite 500, Irvine, California 92612, certain real estate located in Jackson County, in the State of Missouri as set forth in Exhibit A attached hereto and made a part hereof (hereinafter called the “Real Estate”).

To have and to hold the Real Estate, together with all and singular rights and appurtenances belonging or at all times appertaining to the property, to Grantee and Grantee’s successors and assigns forever.

Grantor, for itself and its successors and assigns, covenants with Grantee, and its successors and assigns, that the Real Estate is free from all encumbrances made or suffered, and that it will, and that its successors and assigns shall, warrant and defend the same to the said Grantee and its successors and assigns against the claims and demands of all persons lawfully claiming or to claim the same, or any part thereof subject to (i) real property taxes and assessments for [2011/2012] and subsequent years not yet due and payable; (ii) all applicable zoning laws; (iii) all easements, covenants and restrictions of record; and (iv) all matters which would be reflected by an accurate survey of the Real Estate.

EXHIBIT “D”

IN WITNESS WHEREOF, Grantor has caused this General Warranty Deed to be executed this ____ day of ___________________, 2011.

GRANTOR:
EBT LIMITED PARTNERSHIP, a Missouri limited partnership

By:	Master Realty Properties, Inc. a Delaware corporation Its General Partner

By:
John J. Bennett, President

STATE OF ____________________)

                                                             ) ss.

COUNTY OF __________________)

On this ____ day of _______________, 2011, before me, the undersigned, a Notary Public, in and for the State aforesaid, came John J. Bennett, who, being by me duly sworn did say that he is the President of Master Realty Properties, Inc., General Partner of EBT Limited Partnership, a Missouri limited partnership, and who executed in such capacity the within instrument on behalf of said limited partnership, and who duly acknowledged to me that he executed the same for the purposes therein stated and to be the free act and deed of said limited partnership.

Subscribed and sworn to me the day and year above written.

Notary Public: ______________________________

Type, Print or Stamp Name:  ______________________________

EXHIBIT “D”

EXHIBIT A

TO GENERAL WARRANTY DEED

Legal Description

LOTS H, I, J AND K, BLOCK 23, MCGEE’S ADDITION, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof.

EXHIBIT “D”

EXHIBIT “E”

Form of Assignment of Leases

ASSIGNMENT AND ASSUMPTION

OF LEASES, CONTRACTS AND APPROVALS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the _____ day of __________________, 2011, by and between EBT LIMITED PARTNERSHIP, a Missouri limited partnership (“Assignor”), and SIR EBT Lofts, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a) All right, title and interest of Assignor in and to those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of space in or on that certain land and improvements located in the County of Jackson, State of Missouri, more particularly described in Exhibit B attached hereto, and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security or other deposits held by Assignor under the Leases and not credited to Assignee under the Purchase Agreement (defined below) or credited or returned to tenants; but subject to all terms, conditions, reservations and limitations set forth in the Leases.

(b) To the extent assignable and without costs to Seller, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

(c) To the extent assignable, all right, title and interest of Assignor in and to those certain approvals, plans, studies and surveys set forth on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”).

2. This Assignment is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase Agreement”) dated as of October 2011, between Assignor and STEADFAST ASSET HOLDINGS, INC., a California corporation, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.

EXHIBIT “E”

3. Assignee hereby accepts the assignment of the Leases, the Contracts and the Approvals and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder arising from and after the date hereof.

4. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under the Leases, the Contracts or the Approvals relating to periods prior to the date hereof. The indemnification obligation of Assignor set forth herein shall automatically expire twelve (12) months after the date hereof.

5. In any action to enforce the provisions of this Assignment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns. Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable. This Assignment shall be governed by the laws of the State of Missouri.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

EBT LIMITED PARTNERSHIP, a Missouri limited partnership

By:	Master Realty Properties, Inc. a Delaware corporation Its General Partner

By:
John J. Bennett, President

EXHIBIT “E”

ASSIGNEE: SIR EBT Lofts, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A	Leases
Exhibit B	Description of the Property
Exhibit C	Contracts
Exhibit D	Approvals

EXHIBIT “E”

Exhibit A

Leases

EXHIBIT “E”

Exhibit B

Description of Property

LOTS H, I, J AND K, BLOCK 23, MCGEE’S ADDITION, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof.

EXHIBIT “E”

Exhibit C

Contracts

1.	Jetz Laundry

2.	North Kansas City Bureau of Investigation Courtesy Patrol – 12/1/20

3.	Deffenbaugh Disposal Service – 8/11/2004

4.	Presto X Pest Control Service – 1/4/2005

5.	Time Warner Cable and Phone Service – 3/14/2000

6.	Energize Electronics Alarm Monitoring Service – 10/5/11

7.	Kone Elevator Service – 3/1/2002

8.	Embassy Properties Management Agreement – 5/25/2000

EXHIBIT “E”

Exhibit D

Approvals

1.	Jetz Laundry

2.	North Kansas City Bureau of Investigation Courtesy Patrol – 12/1/20

3.	Deffenbaugh Disposal Service – 8/11/2004

4.	Presto X Pest Control Service – 1/4/2005

5.	Time Warner Cable and Phone Service – 3/14/2000

6.	Energize Electronics Alarm Monitoring Service – 10/5/11

7.	Kone Elevator Service – 3/1/2002

8.	Embassy Properties Management Agreement – 5/25/2000

EXHIBIT “E”

EXHIBIT “F”

Form of Bill of Sale

BILL OF SALE

Know all men by these presents, that EBT LIMITED PARTNERSHIP, a Missouri limited partnership (“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to SIR EBT Lofts, LLC, a Delaware limited liability company (“Grantee”) all of its right, title, and interest, if any, in and to any and all tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as EBT Lofts, located at 1601 Walnut, Kansas City, Missouri 64105 (“Property”), and more particularly described on Exhibit A attached hereto.

Grantor is selling and Grantee is purchasing the Property “AS IS WHERE IS” with all faults except as provided in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of October __, 2011 between Grantor and STEADFAST ASSET HOLDINGS, INC., a California corporation.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the ____ day of __________________, 20__.

EBT LIMITED PARTNERSHIP, a Missouri limited partnership

By:	Master Realty Properties, Inc.
a Delaware corporation Its General Partner

By:
John J. Bennett, President

EXHIBITS:

A – Legal Description

EXHIBIT “F”

Exhibit A

Legal Description

LOTS H, I, J AND K, BLOCK 23, MCGEE’S ADDITION, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof.

EXHIBIT “F”

EXHIBIT “G”

Form of Non-Foreign Certificate

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform SIR EBT Lofts, LLC, a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by EBT LIMITED PARTNERSHIP, a Missouri limited partnership (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is _____________; and

3. Transferor’s office address is _________________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.

Dated as of ____________________, 2011.

EBT LIMITED PARTNERSHIP, a Missouri limited partnership

By:	Master Realty Properties, Inc.
a Delaware corporation Its General Partner

By:
John J. Bennett, President

EXHIBIT “G”

EXHIBIT “H”

Form of Tenant Notice

____________________, 20__

To:	_____________________________
_____________________________
_____________________________
_____________________________

Re: Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as EBT Lofts, 1601 Walnut, Kansas City, Missouri 64105 (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit in the amount of $                , have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to “_____________” and mailed to __________________________. In addition, all questions or other matters regarding your lease should be directed to the ___________________ at (            ) ____________________.

Thank you for your cooperation.

Very truly yours, EBT LIMITED PARTNERSHIP, a Missouri limited partnership

By:	Master Realty Properties, Inc.
a Delaware corporation
Its General Partner

By:
John J. Bennett, President

EXHIBIT “H”

EXHIBIT “I”

Parking Lease

[to be attached]

EXHIBIT “I”

SCHEDULE 1

LEASES

SCHEDULE 1

SCHEDULE 2

CONTRACTS

1.	Jetz Laundry

2.	North Kansas City Bureau of Investigation Courtesy Patrol – 12/1/20

3.	Deffenbaugh Disposal Service – 8/11/2004

4.	Presto X Pest Control Service – 1/4/2005

5.	Time Warner Cable and Phone Service – 3/14/2000

6.	Energize Electronics Alarm Monitoring Service – 10/5/11

7.	Kone Elevator Service – 3/1/2002

8.	Embassy Properties Management Agreement – 5/25/2000

SCHEDULE 2

SCHEDULE 3

APPROVALS

Plans and Specifications dated August 13, 1999

Project Manual prepared by Duncan Architects dated August 13, 1999

Roof Warranty dated March, 2010

Business License issued by the City of Kansas City, Missouri

Pool Operating Permit issued by the City of Kansas City, Missouri

Certificate of Occupancy dated December 26, 2000

Operations and Maintenance Manuals

ALTA Survey dated July 12, 1999

Phase I Environmental Report dated March 23, 1999

SCHEDULE 3